UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2023

authID Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40747	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1385 S. Colorado Blvd., Building A, Suite 322, Denver, Colorado 80222

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001 per share	AUID	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 26, 2023, at the annual meeting for authID Inc., a Delaware corporation (the “Company”), the shareholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio not less than 1-for-2 and not greater than 1-for-50, with the exact ratio to be set within that range at the discretion of the Company’s Board of Directors before June 30, 2024 without further approval or authorization of the Company’s stockholders. On June 26, 2023, the Board of Directors approved the amendment to the Company’s Amended and Restated Certificate of Incorporation implementing a reverse split at a ratio of 1-for-8 (the “Reverse Split”).

On June 26, 2023, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware implementing the Reverse Split. The Amendment will become effective on July 7, 2023 at 5:30pm. As a result of the Reverse Split, every 8 shares of the Company’s issued and outstanding common stock will be converted automatically on the effective date into one share of common stock. No cash or fractional shares will be issued in connection with the Reverse Split and instead the Company will round up to the next whole share in lieu of issuing factional shares that would have been issued in the Reverse Split. The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on June 26, 2023 virtually by conference call and live stream. Of the 25,864,437 shares of Common Stock outstanding on May 5, 2023, the record date, 18,438,023 shares were represented at the Annual Meeting, in person or by proxy, constituting a quorum. The proposals considered at the Annual Meeting are described in detail in the Proxy Statement. The proposals described below were voted upon at the Annual Meeting and the number of votes cast with respect to each proposal was as set forth below:

(1)	Elect seven directors until such nominee’s successor is duly elected and qualified, or until the nominee’s earlier death, resignation or removal. The seven directors receiving the highest vote were appointed to the board. The following directors were elected to the board.

	For	Withheld
Rhoniel A. Daguro	14,020,268	11,920
Joseph Trelin	14,017,486	14,702
Ken Jisser	13,967,192	64,996
Michael L. Koehneman	13,657,239	374,949
Thomas R. Szoke	13,631,780	400,408
Michael C. Thompson	13,687,334	344,854
Jacqueline L. White	13,687,123	345,065

(2)	Ratified the appointment of Cherry Bekaert LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023. This matter was determined based on majority of the votes cast.

For	Against	Abstain
15,694,100	2,407,950	335,973

(3)	Approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio not less than 1-for-2 and not greater than 1-for-50, with the exact ratio to be set within that range at the discretion of the Company’s board of directors before June 30, 2024 without further approval or authorization of the Company’s stockholders. The board of directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion.

For	Against	Abstain
18,368,466	68,750	807

(4)	Approved an additional 2,900,000 shares of common stock for issuance under the 2021 Equity Incentive Plan.

For	Against	Abstain
12,438,553	1,097,641	495,994

Item 8.01 Other Events

On June 26, 2023, the Company provided a presentation included as Exhibit 99.1 to this Current Report on Form 8-K at its Annual Meeting of Shareholders. A copy of the slide presentation is also available on the Company’s website at www.authid.ai.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation dated June 26, 2023
99.1	Annual Meeting Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

authID Inc.

Date: June 27, 2023	By:	/s/ Rhoniel A. Daguro
	Name:	Rhoniel A. Daguro
	Title:	Chief Executive Officer

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